[Deloitte & Touche Letterhead]



                        November 2, 1999




Securities & Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  220549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Batteries Batteries, Inc. dated October 25, 1999.

Yours truly,

/s/Deloitte & Touche LLP





11/11/99/SL1 19737v1/30059.011